UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
239 301-7000
(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC

Hertz Global Holdings, Inc.	Warrants to purchase Common Stock Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.61 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC

The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Additional First Lien Notes Offering

On December 12, 2024, The Hertz Corporation (“Hertz Corp.”), the primary operating company and wholly owned indirect subsidiary of Hertz Global Holdings, Inc. (the “Company,” “Hertz Holdings,” “we,” “us” or “our”), completed an offering of $500,000,000 aggregate principal amount of additional 12.625% First Lien Senior Secured Notes due 2029 (the “Additional First Lien Notes”). The Additional First Lien Notes constitute a further issuance of Hertz Corp.’s 12.625% First Lien Senior Secured Notes due 2029, which were issued on June 28, 2024 (the “Existing First Lien Notes” and, together with the Additional First Lien Notes, the “First Lien Notes”). The Additional First Lien Notes have identical terms and conditions (other than the issue date and issue price) as the Existing First Lien Notes. Upon completion of the offering, Hertz Corp. has $1.25 billion in aggregate principal amount of First Lien Notes outstanding.

Hertz Corp. used the net proceeds from the issuance of the Additional First Lien Notes to pay the consent fees and other expenses associated with the Consent Solicitations (as defined below) to amend the terms of the indentures governing the First Lien Notes and Hertz Corp.'s 8.000% Exchangeable Senior Second-Lien PIK Notes due 2029 (the “Exchangeable Notes”). Hertz Corp. used the remaining net proceeds from the issuance of the Additional First Lien Notes to repay outstanding borrowings under its revolving credit facility.

The Additional First Lien Notes were issued at 107.732% of the aggregate principal amount thereof, plus pre-issuance accrued interest from and including June 28, 2024, pursuant to a second supplemental indenture, dated as of December 12, 2024 (the “First Lien Notes Second Supplemental Indenture”), by and among Hertz Corp., the guarantors named therein (the “Guarantors”) and Computershare Trust Company, N.A., as trustee (the “Trustee”) and as notes collateral agent (the “Notes Collateral Agent”), to the indenture, dated as of June 28, 2024 (as so amended and supplemented, the “First Lien Notes Indenture”), among Hertz Corp., the Guarantors, the Trustee and the Notes Collateral Agent. The First Lien Notes mature on July 15, 2029 and bear interest at a rate of 12.625% per year. Interest on the First Lien Notes is payable on January 15 and July 15 of each year, beginning on January 15, 2025.

Hertz Corp. may redeem the First Lien Notes, in whole or in part, at any time prior to July 15, 2027 at a redemption price equal to 100% of the principal amount of the First Lien Notes redeemed, plus accrued and unpaid interest on the First Lien Notes, if any, to, but not including, the redemption date, plus an applicable “make whole” premium described in the First Lien Notes Indenture. Thereafter, Hertz Corp. may redeem the First Lien Notes in whole or in part, at the redemption prices set forth in the First Lien Notes Indenture. In addition, at any time on or prior to July 15, 2027, up to 40% of the aggregate principal amount of the First Lien Notes may be redeemed with funds in an aggregate amount not exceeding the aggregate proceeds from certain equity offerings at a redemption price of 112.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date; provided that at least 50% of the original aggregate principal amount of the First Lien Notes (including the principal amount of any additional notes) remains outstanding immediately after each such redemption of the First Lien Notes. If certain change of control triggering events occur, holders of the First Lien Notes will have the right to require Hertz Corp. to offer to repurchase their First Lien Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The First Lien Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company and on a senior first-lien secured basis by Rental Car Intermediate Holdings, LLC (“Intermediate Holdings”), Hertz Corp.’s direct parent company, and each of Hertz Corp.’s existing domestic subsidiaries and future restricted subsidiaries that is a borrower or guarantees indebtedness under Hertz Corp.’s first lien credit facilities or certain other indebtedness for borrowed money (the “Subsidiary Guarantors”). The guarantees are subject to release under specified circumstances, including certain circumstances in which such guarantees may be automatically released without the consent of the holders of the First Lien Notes.

The First Lien Notes and the related guarantees are Hertz Corp.’s, Intermediate Holdings’ and the Subsidiary Guarantors’ senior first-lien secured obligations and rank equal in right of payment with all of Hertz Corp.’s, Intermediate Holdings’ and the Subsidiary Guarantors’ existing and future unsubordinated obligations; effectively senior to all of Hertz Corp.’s, Intermediate Holdings’ and the Subsidiary Guarantors’ indebtedness that is unsecured, including Hertz Corp.’s existing senior unsecured notes, or that is secured by a lien ranking junior to the liens on the collateral securing the First Lien Notes and Intermediate Holdings’ and the Subsidiary Guarantors’ related guarantees, in each case, to the extent of the value of the collateral securing the First Lien Notes; effectively equal with all of Hertz Corp.’s, Intermediate Holdings’ and the Subsidiary Guarantors’ existing and future indebtedness that is secured by first-priority liens on the collateral (including indebtedness under Hertz Corp.’s first lien credit facilities); senior in right of payment to any of Hertz Corp’s, Intermediate Holdings’ and the Subsidiary Guarantors’ subordinated indebtedness; and structurally subordinated to all existing and future liabilities (including trade payables) of Hertz Corp.’s subsidiaries that do not guarantee the First Lien Notes. The guarantee of the Company is its senior unsecured obligation and ranks equally in right of payment with all of its existing and future unsubordinated obligations and senior in right of payment to any of its subordinated indebtedness. The First Lien Notes and the related guarantees will also be effectively subordinated to any existing or future indebtedness that is secured by liens on assets that do not constitute a part of the collateral securing the First Lien Notes to the extent of the value of such assets, and to any future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness.

The First Lien Notes and Intermediate Holdings’ and the Subsidiary Guarantors’ related guarantees are secured (subject to certain exceptions and permitted liens) on a first-lien basis by the same assets (other than certain excluded property) that secure indebtedness under Hertz Corp.’s first lien credit facilities.

The First Lien Notes Indenture contains high yield covenants limiting the ability of Hertz Corp. and its restricted subsidiaries to: incur or guarantee additional indebtedness; incur or guarantee secured indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make certain investments or other restricted payments; sell assets; transfer intellectual property to unrestricted subsidiaries; merge or consolidate or sell all or substantially all of their assets; and create restrictions on the ability of Hertz Corp.’s restricted subsidiaries to pay dividends or other amounts to Hertz Corp. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

The First Lien Notes Indenture also contains customary events of default, all as described in the First Lien Notes Indenture.

The foregoing general description of the First Lien Notes Second Supplemental Indenture and the form of Additional First Lien Notes are qualified in their entirety by reference to the full text of the First Lien Notes Second Supplemental Indenture and the form of Additional First Lien Notes, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Consent Solicitation

On December 13, 2024, Hertz Corp. reported the results of its previously announced solicitation of consents (the “Consent Solicitations”) from holders of the Existing First Lien Notes and Exchangeable Notes outstanding as of the record date of December 4, 2024, to amend (the “Proposed Amendments”) certain provisions of the First Lien Notes Indenture and the indenture governing the Exchangeable Notes (the “Exchangeable Notes Indenture”) (each of the First Lien Notes Indenture and the Exchangeable Notes Indenture, an “Indenture” and together, the “Indentures”). The Consent Solicitations expired at 5:00 p.m., New York City time, on December 12, 2024 (the “Expiration Date”).

D.F. King & Co., Inc., the information, tabulation and paying agent for the Consent Solicitations (“D.F. King”), advised Hertz Corp. that it had received the consent of holders of approximately $743.6 million in principal amount of the outstanding Existing First Lien Notes on or prior to the Expiration Date (the “Existing First Lien Holder Consents”) and the consent of holders of approximately $250.0 million in principal amount of the outstanding Exchangeable Notes on or prior to the Expiration Date (the “Exchangeable Notes Holder Consents” and, together with the Existing First Lien Holder Consents, the “Existing Holder Consents”). The Consent Solicitations were made concurrently with, and were conditioned upon, among other things, the closing of the offering of the Additional First Lien Notes. Purchasers of the Additional First Lien Notes were deemed to consent to the Proposed Amendments. Such deemed consents, together with the Existing Holder Consents, were sufficient to effect the Proposed Amendments to the First Lien Notes Indenture, and the Existing Holder Consents were sufficient to effect the Proposed Amendments to the Exchangeable Notes Indenture.

As a result of receiving the requisite consents required under each Indenture, on December 12, 2024, Hertz Corp., the Guarantors, the Trustee and the Notes Collateral Agent executed a second supplemental indenture to the Exchangeable Notes Indenture (the “Exchangeable Notes Second Supplemental Indenture ”) and a third supplemental indenture to the First Lien Notes Indenture (the “First Lien Notes Third Supplemental Indenture” and, together with the “Exchangeable Notes Second Supplemental Indenture, the “Supplemental Indentures”) to give effect to the Proposed Amendments. The Supplemental Indentures became effective immediately upon execution, and became operative upon the payment by Hertz Corp. of the applicable consent fee to the holders of the Existing First Lien Notes and Exchangeable Notes that validly delivered consents before the Expiration Date (the “Consent Fees”), which Hertz Corp. paid on December 13, 2024. No consideration was paid to the purchasers of the Additional First Lien Notes for their deemed consents to the Proposed Amendments.

The foregoing general description of the First Lien Notes Third Supplemental Indenture and the Exchangeable Notes Second Supplemental Indenture are qualified in their entirety by reference to the full text of the First Lien Notes Third Supplemental Indenture and the Exchangeable Notes Second Supplement Indenture, which are attached as Exhibits 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. Reference is also made to the Company’s press release announcing the results of the Consent Solicitations issued on December 13, 2024, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Additional First Lien Notes Offering” required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As part of a broader review of its governance practices and in response to amendments to the federal proxy rules adopted by the United States Securities and Exchange Commission, on December 11, 2024, the Board of Directors (the “Board”) of the Company, acting upon the recommendation of the Governance Committee of the Board, approved the amendment and restatement of the Company’s Second Amended and Restated Bylaws, effective as of such date (as amended and restated, the “Third Amended and Restated Bylaws”).

The Third Amended and Restated Bylaws, among other things:

•	address matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Universal Proxy Rule”), including requiring that any stockholder submitting a nomination notice make a representation as to whether such stockholder intends to solicit proxies in support of director nominees, other than the Company’s nominees, in accordance with the Universal Proxy Rule;

•	require additional disclosures and acknowledgments from nominating or proposing stockholders, proposed nominees and associated persons, including regarding compliance with the Universal Proxy Rule, with respect to nominating stockholders;

•	require that any stockholder, directly or indirectly soliciting proxies from other stockholders, use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board;

•	require that any proposed director nominee submit to interviews with the Board or a committee of the Board, if requested;

•	delete a provision relating to the Company’s previously issued preferred stock, which is no longer outstanding; and

•	incorporate certain administrative, procedural, modernizing, clarifying and conforming changes.

The foregoing general description of the Third Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Third Amended and Restated Bylaws of Hertz Global Holdings, Inc.

4.1	Second Supplemental Indenture, dated December 12, 2024, by and among The Hertz Corporation, as Issuer, the guarantors party thereto and Computershare Trust Company, N.A., as trustee and as notes collateral agent, governing the 12.625% First Lien Senior Secured Notes due 2029

4.2	Form of 12.625% First Lien Senior Secured Notes due 2029 (included in Exhibit 4.1)

4.3	Third Supplemental Indenture, dated December 12, 2024, by and among The Hertz Corporation, as Issuer, the guarantors party thereto and Computershare Trust Company, N.A., as trustee and as notes collateral agent, governing the 12.625% First Lien Senior Secured Notes due 2029

4.4	Second Supplemental Indenture, dated December 12, 2024, by and among The Hertz Corporation, as Issuer, the guarantors party thereto and Computershare Trust Company, N.A., as trustee and as notes collateral agent, governing the 8.000% Exchangeable Senior Second-Lien Secured PIK Notes due 2029

99.1	Press Release of Hertz Global Holdings, Inc., dated December 13, 2024, announcing the Results of the Consent Solicitations

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION

(each, a Registrant)

By:	/s/ Wayne Gilbert West
Name:	Wayne Gilbert West
Title:	Chief Executive Officer

Date: December 13, 2024